Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

THIRD QUARTER 2013 RESULTS

Reports diluted FFO per share of $1.29    Reports diluted EPS of $1.00

BOSTON, MA, October 29, 2013 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2013.

Funds from Operations (FFO) for the quarter ended September 30, 2013 were $197.9 million, or $1.30 per share basic and $1.29 per share diluted. This compares to FFO for the quarter ended September 30, 2012 of $175.8 million, or $1.17 per share basic and $1.15 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 152,406,776 and 153,999,099, respectively, for the quarter ended September 30, 2013 and 150,801,425 and 153,309,978, respectively, for the quarter ended September 30, 2012.

Net income available to common shareholders was $152.7 million for the quarter ended September 30, 2013, compared to $57.2 million for the quarter ended September 30, 2012. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2013 was $1.00 basic and $1.00 on a diluted basis. This compares to EPS for the third quarter of 2012 of $0.38 basic and $0.38 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2013, the Company’s portfolio consisted of 177 properties, comprised primarily of Class A office space, one hotel, three residential properties and four retail properties, aggregating approximately 44.6 million square feet, including eight properties under construction totaling 2.8 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.7 million square feet. The overall percentage of leased space for the 166 properties in service (excluding the two in-service residential properties and the hotel) as of September 30, 2013 was 92.8%.

Significant events during the third quarter included:

•	On July 1, 2013, the Company completed and fully placed in-service its Cambridge Center Connector project with approximately 43,000 net rentable square feet located in Cambridge, Massachusetts. The project is 100% leased.

•	On July 19, 2013, a joint venture in which the Company has a 50% interest completed the sale of its Eighth Avenue and 46th Street project located in New York City for an imputed sale price of $45.0 million. Eighth Avenue and 46th Street is comprised of an assemblage of land parcels and air-rights. Net cash proceeds to the Company totaled approximately $21.8 million, after the payment of transaction costs.

•	On July 26, 2013, the Company’s Operating Partnership amended and restated the revolving credit agreement governing the Company’s Unsecured Line of Credit, which, among other things, (1) increased the total commitment from $750.0 million to $1.0 billion, (2) extended the maturity date from June 24, 2014 to July 26, 2018 and (3) reduced the per annum variable interest rates and other fees. Based on the Operating Partnership’s current credit rating, borrowings would bear interest at a per annum rate equal to LIBOR plus 1.00%. Under the amended and restated Unsecured Line of Credit, the Operating Partnership may increase the total commitment to $1.5 billion, subject to syndication of the increase.

•	On August 22, 2013, the Company completed the sale of its 1301 New York Avenue property located in Washington, DC for a net contract sale price of approximately $121.7 million. After adjusting for outstanding lease and other transaction costs assumed by the buyer, the gross sale price was approximately $135.0 million. Net cash proceeds totaled approximately $121.5 million, resulting in a gain on sale of approximately $86.4 million. 1301 New York Avenue is a Class A office property totaling approximately 201,000 net rentable square feet.

•	On August 29, 2013, the Company’s Operating Partnership redeemed approximately 861,400 Series Four Preferred Units for cash at the redemption price of $50.00 per unit plus accrued and unpaid distributions through the redemption date.

Transactions completed subsequent to September 30, 2013:

•	On October 9, 2013, the Company completed the sale of a 45% ownership interest in its Times Square Tower property for a gross sale price of $684.0 million in cash. Net cash proceeds totaled approximately $673.4 million, after the payment of transaction costs. In connection with the sale, the Company formed a joint venture with the buyer and will provide customary property management and leasing services to the joint venture. Times Square Tower is an approximately 1,246,000 net rentable square foot Class A office tower located in New York City. The Company will continue to account for the property on a consolidated basis in its financial statements.

•	On October 29, 2013, the Company entered into a lease agreement with NRG Energy for a build-to-suit project with approximately 130,000 net rentable square feet of Class A office space located in Princeton, New Jersey. The Company expects that the building will be complete and available for occupancy during 2016.

Reporting Change:

The Company has revised the presentation of costs to operate its San Francisco and Princeton regional offices. These expenses, which totaled approximately $2.0 million and $1.9 million for the three months ended September 30, 2013 and 2012, respectively, and approximately $6.1 million and $5.8 million for the nine months ended September 30, 2013 and 2012, respectively, were previously included in Rental Operating Expenses and are now included in General and Administrative Expenses for all periods presented.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter 2013 and full year 2014 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. In addition, the estimates for the full year 2014 when compared to the full year 2013 include, among other things, (1) expected improvement in the Company’s same property performance of 1.0% to 2.5%, adding $0.08 to $0.19 per share, (2) the placing in-service of 17 Cambridge Center during 2013 and three projects currently under development in 2014 adding an aggregate of $0.16 to $0.18 per share, (3) a decrease in interest expense after a reduction in capitalized interest and excluding the consolidation of 767 Fifth Avenue (the General Motors Building) of $0.11 to $0.13 per share, (4) the acquisition of the Company’s partners’ interest in its Mountain View Research and Technology Park properties of $0.03 per share and (5) a reduction in general and administrative expenses of $0.07 to $0.11 per share. These items are offset by the elimination of income from asset sales during 2013 of ($0.22) per share and lower development and management services income of ($0.03) to ($0.04) per share. In addition and except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Fourth Quarter 2013			Full Year 2014
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.31	-	$0.33	$1.45	-	$1.60
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.92	-	0.92	3.75	-	3.75
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	-	0.00	0.00	-	0.00

Projected FFO per Share (diluted)	$1.23	-	$1.25	$5.20	-	$5.35

Boston Properties will host a conference call on Wednesday, October 30, 2013 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2013 results, the fourth quarter 2013 and fiscal year 2014 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 88056255. A replay of the conference call will be available through November 15, 2013, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 88056255. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ third quarter 2013 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and four retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, New York, Princeton, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2013 and full fiscal year 2014, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(in thousands, except for share amounts)
	(unaudited)
ASSETS

Real estate	$17,105,492	$13,581,454
Construction in progress	1,502,017	1,036,780
Land held for future development	295,370	275,094
Less: accumulated depreciation	(3,076,280)	(2,934,160)

Total real estate	15,826,599	11,959,168

Cash and cash equivalents	1,641,275	1,041,978
Cash held in escrows	53,499	55,181
Investments in securities	15,377	12,172
Tenant and other receivables, net of allowance for doubtful accounts of $1,515 and $1,960, respectively	55,393	69,555
Related party notes receivable	—	282,491
Interest receivable from related party notes receivable	—	104,816
Accrued rental income, net of allowance of $3,382 and $1,571, respectively	641,041	598,199
Deferred charges, net	918,798	588,235
Prepaid expenses and other assets	238,688	90,610
Investments in unconsolidated joint ventures	129,038	659,916

Total assets	$19,519,708	$15,462,321

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$4,468,069	$3,102,485
Unsecured senior notes, net of discount	5,835,424	4,639,528
Unsecured exchangeable senior notes, net of discount	739,536	1,170,356
Unsecured line of credit	—	—
Mezzanine notes payable	311,340	—
Related party notes payable	180,000	—
Accounts payable and accrued expenses	215,778	199,102
Dividends and distributions payable	112,470	110,488
Accrued interest payable	181,310	72,461
Other liabilities	567,464	324,613

Total liabilities	12,611,391	9,619,033

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	67,806	110,876

Redeemable interest in property partnership	98,649	97,558

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 and no shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	200,000	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 152,469,495 and 151,680,109 shares issued and 152,390,595 and 151,601,209 shares outstanding at September 30, 2013 and December 31, 2012, respectively	1,524	1,516
Additional paid-in capital	5,250,174	5,222,073
Earnings (dividends) in excess of dividends (earnings)	246,206	(109,985)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(12,122)	(13,817)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,683,060	5,097,065

Noncontrolling interests:
Common units of the Operating Partnership	577,173	539,753
Property partnerships	481,629	(1,964)

Total equity	6,741,862	5,634,854

Total liabilities and equity	$19,519,708	$15,462,321

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$451,866	$366,795	$1,228,429	$1,087,787
Recoveries from tenants	80,839	59,855	213,647	168,858
Parking and other	25,246	22,647	72,625	67,846

Total rental revenue	557,951	449,297	1,514,701	1,324,491
Hotel revenue	10,652	9,359	30,061	26,224
Development and management services	5,479	8,024	22,072	25,733

Total revenue	574,082	466,680	1,566,834	1,376,448

Expenses
Operating
Rental	200,350	165,693	547,212	477,249
Hotel	6,580	6,886	20,959	19,601
General and administrative (1)	24,841	21,617	94,673	72,208
Transaction costs	766	1,140	1,744	3,252
Impairment loss	—	—	8,306	—
Depreciation and amortization	154,193	110,653	408,923	329,819

Total expenses	386,730	305,989	1,081,817	902,129

Operating income	187,352	160,691	485,017	474,319
Other income (expense)
Income from unconsolidated joint ventures	14,736	9,217	72,240	42,129
Gains on consolidation of joint ventures	(1,810)	—	385,991	—
Interest and other income	3,879	4,001	6,646	8,029
Gains from investments in securities	956	587	1,872	1,202
Gains (losses) from early extinguishments of debt	(30)	(5,494)	122	(4,453)
Interest expense	(122,173)	(105,030)	(325,746)	(308,168)

Income from continuing operations	82,910	63,972	626,142	213,058
Discontinued operations
Income from discontinued operations	1,078	1,550	5,597	5,596
Gain on sale of real estate from discontinued operations	86,448	—	86,448	36,877
Gain on forgiveness of debt from discontinued operations	—	—	20,182	—
Impairment loss from discontinued operations	—	—	(3,241)	—

Net income	170,436	65,522	735,128	255,531
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	3,279	(458)	924	(1,461)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(1,082)	(874)	(3,385)	(2,440)
Noncontrolling interest - common units of the Operating Partnership	(8,399)	(6,779)	(63,135)	(22,735)
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	(8,910)	(162)	(11,260)	(4,651)

Net income attributable to Boston Properties, Inc.	155,324	57,249	658,272	224,244
Preferred dividends	(2,647)	—	(5,411)	—

Net income attributable to Boston Properties, Inc. common shareholders	$152,677	$57,249	$652,861	$224,244

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.49	$0.37	$3.63	$1.25
Discontinued operations	0.51	0.01	0.64	0.25

Net income	$1.00	$0.38	$4.27	$1.50

Weighted average number of common shares outstanding	152,407	150,801	152,000	149,823

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.49	$0.37	$3.62	$1.24
Discontinued operations	0.51	0.01	0.64	0.25

Net income	$1.00	$0.38	$4.26	$1.49

Weighted average number of common and common equivalent shares outstanding	152,692	151,983	152,381	150,478

(1)	The Company has revised the presentation of costs to operate its San Francisco and Princeton regional offices. These expenses, which totaled approximately $2.0 million and $1.9 million for the three months ended September 30, 2013 and 2012, respectively, and approximately $6.1 million and $5.8 million for the nine months ended September 30, 2013 and 2012, respectively, were previously included in Rental Operating Expenses and are now included in General and Administrative Expenses for all periods presented.

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$152,677	$57,249	$652,861	$224,244

Add:
Preferred dividends	2,647	—	5,411	—
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	8,910	162	11,260	4,651
Noncontrolling interest - common units of the Operating Partnership	8,399	6,779	63,135	22,735
Noncontrolling interest - redeemable preferred units of the Operating Partnership	1,082	874	3,385	2,440
Noncontrolling interests in property partnerships	(3,279)	458	(924)	1,461
Impairment loss from discontinued operations	—	—	3,241	—
Less:
Income from discontinued operations	1,078	1,550	5,597	5,596
Gain on sale of real estate from discontinued operations	86,448	—	86,448	36,877
Gain on forgiveness of debt from discontinued operations	—	—	20,182	—

Income from continuing operations	82,910	63,972	626,142	213,058

Add:
Real estate depreciation and amortization (2)	158,274	132,887	450,646	400,724
Income from discontinued operations	1,078	1,550	5,597	5,596
Less:
Gains on sales of real estate included within income from unconsolidated joint ventures (3)	11,174	248	54,501	248
Gains on consolidation of joint ventures (4)	(1,810)	—	385,991	—
Noncontrolling interests in property partnerships’ share of funds from operations	9,462	923	16,936	2,889
Noncontrolling interest - redeemable preferred units of the Operating Partnership	1,082	874	3,385	2,440
Preferred dividends	2,647	—	5,411	—

Funds from operations (FFO) attributable to the Operating Partnership	219,707	196,364	616,161	613,801

Less:
Noncontrolling interest - common units of the Operating Partnerships’ share of funds from operations	21,848	20,585	62,291	64,834

Funds from operations attributable to Boston Properties, Inc.	$197,859	$175,779	$553,870	$548,967

Boston Properties, Inc.’s percentage share of funds from operations - basic	90.06%	89.52%	89.95%	89.44%

Weighted average shares outstanding - basic	152,407	150,801	152,000	149,823

FFO per share basic	$1.30	$1.17	$3.65	$3.66

Weighted average shares outstanding - diluted	153,999	153,310	153,688	151,836

FFO per share diluted	$1.29	$1.15	$3.63	$3.63

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $154,193, $110,653, $408,923 and $329,819, our share of unconsolidated joint venture real estate depreciation and amortization of $4,389, $21,664, $41,581 and $68,298 and depreciation and amortization from discontinued operations of $0, $901, $1,065 and $3,675, less corporate-related depreciation and amortization of $308, $331, $923 and $1,068 for the three and nine months ended September 30, 2013 and 2012, respectively.
(3)	Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of Eighth Avenue and 46th Street totaling approximately $11.3 million during the three and nine months ended September 30, 2013 and the gain on sale of 125 West 55th Street totaling approximately $43.2 million during the nine months ended September 30, 2013.
(4)	The gains on consolidation of joint ventures consisted of (1) 767 Fifth Avenue (The General Motors Building) totaling approximately $359.5 million and (2) the Company’s Value-Added Fund’s Mountain View properties totaling approximately $26.5 million during the nine months ended September 30, 2013.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2013	December 31, 2012
Boston	92.6%	90.5%
New York	96.4%	93.7%
Princeton	79.7%	78.2%
San Francisco	89.4%	90.1%
Washington, DC	94.9%	94.3%

Total Portfolio	92.8%	91.4%

	% Leased by Type
	September 30, 2013	December 31, 2012
Class A Office Portfolio	93.0%	91.4%
Office/Technical Portfolio	88.1%	90.6%

Total Portfolio	92.8%	91.4%